CONSENT OF INDEPENDENT ACCOUNTANTS


We  consent  to the  incorporation  by  reference  in  this
Post-Effective  Amendment No. 15 (File No.  811-7436) under
the  Investment  Company  Act of 1940  to the  Registration
Statement  on  Form  N-1A  of  The  DFA  Investment   Trust
Company  of our  report  for The U.S.  6-10  Small  Company
Series,  The U.S. Large Company  Series,  The Enhanced U.S.
Large  Company  Series,  The U.S.  6-10 Value  Series,  The
U.S.  Large Cap Value  Series,  The Japanese  Small Company
Series,  The Pacific Rim Small Company  Series,  The United
Kingdom  Small  Company   Series,   The  Emerging   Markets
Series,  The DFA International  Value Series,  The Emerging
Markets  Small Cap Series,  The  Continental  Small Company
Series,  The DFA One-Year Fixed Income Series,  and The DFA
Two-Year  Global Fixed  Income  Series  (collectively,  the
"Portfolios"),  dated January 16, 1998 on our audits of the
financial   statements  and  financial  highlights  of  the
Portfolios  of  The  DFA  Investment  Trust  Company  as of
November 30, 1997 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Investment Advisory and Other Services" and
"Financial  Statements"  in  the  Statement  of  Additional
Information.


PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, PA
September 18, 1998